Exhibit 99.1

Speed Commerce Reports Fiscal Fourth Quarter and Full Year 2015 Results

Q4 Net Revenues Increase 53% to $36.6 Million; Adjusted Gross Margin Increases 290 Basis Points to 25.2%

DALLAS, TX – June 15, 2015 – Speed Commerce, Inc. (NASDAQ: SPDC), a leading provider of ecommerce technology and omni-channel solutions for retailers, reported financial results for its fiscal fourth quarter and full year ended March 31, 2015. The following figures exclude results from the company’s retail distribution segment which was reclassified into discontinued operations in the quarter ended March 31, 2014 and sold on July 9, 2014.

Fiscal Q4 2015 Summary vs. Same Year-Ago Quarter

●	Net revenues increased 53% to $36.6 million

●	Adjusted gross profit margin increased 290 basis points to 25.2%

●	Adjusted EBITDA was $3.3 million compared to $4.7 million

Fiscal 2015 Summary vs. Fiscal 2014

●	Net revenues increased 12% to $120.0 million

●	Adjusted gross profit margin was 22.8% compared to 25.5%

●	Adjusted EBITDA was $10.4 million compared to $12.3 million

Management Commentary

“Our fiscal fourth quarter was a very productive recovery from our challenging holiday season,” said Richard Willis, president & CEO of Speed Commerce. “Our operations team has done a remarkable job increasing efficiencies and delivering great service to our customers.

“Regarding customers, we re-signed seven key customers whose contracts were up for renewal in 2015 and 2016, while adding seven new customers that will contribute to fiscal 2016. These include a multi-year, end-to-end agreement with Veterans Canteen Service and an agreement with Gildan Activewear to revamp their global ecommerce platform.”

“The integration of Fifth Gear is on track,” continued Willis, “and we are pleased with the cost savings we have been able to accomplish to date. Beyond cost synergies, we have incorporated Fifth Gear executives into key corporate roles within supply chain, customer care and IT. We believe the strength of our combined management team will enhance our focus on our customers and accelerate productivity and efficiency.

“For fiscal 2016, we anticipate significant performance improvement from our existing clients as well as new business to drive double-digit sales and adjusted EBITDA growth. We believe we have the right people and assets in place to capitalize on the continuously expanding ecommerce market.”

Fiscal Q4 2015 Financial Results from Continuing Operations

Net revenues in the fiscal fourth quarter of 2015 increased 53% to $36.6 million compared to $23.9 million in the year-ago quarter. The increase was due to the inclusion of Fifth Gear, which was acquired in the third quarter of fiscal 2015, and the organic growth of current clients.

Adjusted gross profit margin increased 290 basis points to 25.2% compared to 22.3% in the year-ago quarter (see “Use of Non-GAAP Financial Information” below for further discussion about this and other non-GAAP measures). The increase was primarily driven by labor efficiencies in the company’s warehouses and cost synergies from the Fifth Gear acquisition.

Total adjusted operating expenses (a non-GAAP measure), net of depreciation and amortization, were $6.2 million compared to $1.0 million in the year-ago quarter. As a percentage of net revenues, adjusted operating expenses were 17.0% compared to 4.3% in the year-ago quarter. Adjusted operating expenses in the year-ago quarter were significantly lower due to a one-time reclassification for the company’s former retail distribution business.

Adjusted EBITDA (a non-GAAP measure) was $3.3 million compared to $4.7 million in the year-ago quarter.

Net loss from continuing operations was $30.4 million or $(0.48) per diluted share, compared to a loss of $2.4 million or $(0.04) per diluted share in the year-ago quarter.

The fourth quarter of fiscal 2015 included $12.7 million in deferred cost and accrual write-offs for anticipated losses on web development projects. In addition, as part of the Company’s annual goodwill and intangible asset impairment assessment, it concluded that indicators of potential impairment were present due to sustained declines in the company’s stock price. As such, an $18.8 million impairment charge for goodwill and intangible assets was recorded.

The recognition of these costs has no impact on the company’s compliance with the financial covenants within its credit agreement.

Fiscal 2015 Financial Results from Continuing Operations

Net revenues in the fiscal 2015 increased 12% to $120.0 million compared to $107.1 million in the year-ago period.

Adjusted gross profit margin (a non-GAAP measure) was 22.8% compared to 25.5% in the year-ago period.

Total adjusted operating expenses (a non-GAAP measure), net of depreciation and amortization, were $22.1 million compared to $16.0 million in the year-ago period. As a percentage of net revenues, adjusted operating expenses were 18.4% compared to 14.9% in 2014. The increase was driven by incremental expenses from Fifth Gear and personnel growth in the IT development team for scheduled new client launches in fiscal 2016.

Net loss from continuing operations was $42.8 million or $(0.71) per diluted share, compared to $7.9 million or $(0.09) per diluted share in the year-ago period.

Adjusted EBITDA (a non-GAAP measure) was $10.4 million compared to $12.3 million in the year-ago period.

Fiscal 2016 Outlook

Speed Commerce’s outlook for fiscal 2016 remains on track with net revenues expected to range between $160 million to $175 million, representing an increase of approximately 33% to 46% from fiscal 2015. The company also maintains its expectation for adjusted EBITDA in fiscal 2016 to range between $15 million to $17 million, an increase of approximately 44% to 63%.

Conference Call

Speed Commerce will host a conference call today at 10:00 a.m. Eastern time to discuss these results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Monday, June 15, 2015

Time: 10:00 a.m. Eastern time (9:00 a.m. Central time)

Toll free dial-in number: 1-888-438-5524

International dial-in number: 1-719-325-2452

Conference ID: 1780628

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=114828 and via the investor relations section of the Speed Commerce website at www.speedcommerce.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through June 29, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 1780628

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of ecommerce technology and services that help retailers and manufacturers acquire new customers by providing personalized, relevant experiences. Services include ecommerce platform development; hosting, managed ecommerce, and marketing services; order and inventory management; pick, pack, and ship; returns processing; and 24/7 customer care. For additional information, please visit the company’s website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net revenues from e-commerce clients, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Important Cautions Regarding Forward Looking Statements

The statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. These forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves, or reports in its Form 10-Q in connection with this period, may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company or its clients; the company’s revenues being derived from a small group of clients; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to quickly and cost-effectively adapt to the changing demands of its clients; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive markets that it serves. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release, will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	March 31,	March 31,
	2015	2014
Assets:
Current assets:
Cash	$6,381	$13
Accounts receivable, net	18,685	18,527
Inventory	1,687	-
Prepaid expenses	1,633	1,000
Deferred costs	7,199	1,708
Assets of discontinued operations	-	102,278
Total current assets	35,585	123,526
Property and equipment, net	23,072	15,409
Goodwill and intangible assets, net	87,357	50,261
Assets of discontinued operations	-	7,578
Other assets	12,268	5,914
Total assets	$158,282	$202,688
Liabilities and shareholders’ equity:
Current liabilities:
Revolving line of credit	$-	$38,362
Current portion of long-term debt	2,750	-
Accounts payable	16,453	12,683
Accrued expenses	9,862	1,730
Liabilities related to assets of discontinued operations	-	88,388
Other	10,718	5,383
Total current liabilities	39,783	146,546
Long-term liabilities:
Liabilities related to assets of discontinued operations	-	7
Long-term debt	96,000	-
Other liabilities	16,863	4,740
Total liabilities	152,646	151,293
Shareholders’ equity	5,636	51,395
Total liabilities and shareholders’ equity	$158,282	$202,688

SPEED COMMERCE, INC.

Consolidated Statements of Operations and Comprehensive (Loss)

(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three months ended March 31,		Fiscal year ended March 31,
	2015	2014	2015	2014
Net revenues	$36,624	$23,925	$120,008	$107,079
Cost of revenues	41,304	21,132	105,400	88,972
Gross profit	(4,680)	2,793	14,608	18,107
Operating expenses:
Selling and marketing	649	813	3,041	2,692
General and administrative	6,446	976	21,667	12,512
Information technology	1,610	705	4,633	2,780
Depreciation and amortization	3,177	1,848	9,065	5,848
Goodwill and intangible impairment	18,764	-	18,764	-
Total operating expenses	30,646	4,342	57,170	23,832
Income (loss) from operations	(35,326)	(1,549)	(42,562)	(5,725)
Other income (expense):
Interest expense, net	(2,235)	(629)	(4,744)	(1,859)
Loss on early extinguishment of debt	-	-	(3,863)	-
Other income (expense), net	7,026	(3)	8,537	5
Income (loss) from operations, before income tax	(30,535)	(2,181)	(42,632)	(7,579)
Income tax expense	130	(237)	(213)	(290)
Net loss from continuing operations	(30,405)	(2,418)	(42,845)	(7,869)
Discontinued operations:
Gain on sale of discontinued operations	(1,792)	-	2,203	-
Income (loss) from discontinued operations, net of tax	(476)	(16,511)	(15,384)	(18,697)
Net loss	$(32,673)	$(18,929)	$(56,026)	$(26,566)

Basic net loss per common share
Continuing operations	$(0.48)	$(0.04)	$(0.71)	$(0.13)
Discontinued operations	(0.06)	(0.25)	(0.20)	(0.31)
Net loss	$(0.54)	$(0.29)	$(0.91)	$(0.44)

Diluted net loss per common share
Continuing operations	$(0.48)	$(0.04)	$(0.71)	$(0.09)
Discontinued operations	(0.06)	(0.25)	(0.20)	(0.04)
Net loss	$(0.54)	$(0.29)	$(0.91)	$(0.13)

Weighted average shares outstanding:
Basic	66,012	65,672	65,187	60,775
Diluted	66,012	65,672	65,187	60,775

Other comprehensive loss:
Net unrealized gain on foreign exchange rate translation, net of tax	(197)	247	(769)	439
Comprehensive loss	$(32,870)	$(18,682)	$(56,795)	$(26,127)

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended March 31,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended March 31,				Fiscal Year Ended March 31,
	2015	% of sales	2014	% of sales	2015	% of sales	2014	% of sales
Net revenues	$36,624		$23,925		$36,624		$23,925
Gross profit (1)	-4,680	-12.8%	2,793	11.7%	9,246	25.2%	5,337	22.3%
Operating expenses (2)	30,646	83.7%	4,342	18.1%	9,390	25.6%	2,874	12.0%
Income (loss) from operations	(35,326)		(1,549)		(144)		2,463
Other expense, net (3)	4,791		(632)		(2,321)		(632)
Income (loss) from continuing operations before income tax	$(30,535)		$(2,181)		$(2,465)		$1,831

	Three Months Ended March 31,
	2015	2014

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$-	$2,544
Website development write-offs	12,732	-
Other one-tem charges	1,194	-
Total adjustments	$13,926	$2,544

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$643	$1,468
Goodwill and intangible impairment	18,764	-
Other one-time charges	1,796	-
Acquisition costs	53	-
Total adjustments	$21,256	$1,468

(3) Pro forma adjustments to other expense, net consist of the following:
Acquisition costs	$-	$-
Mark-to-market adjustments	(7,112)	-
Loss on extinguishment of debt	-	-
Total adjustments	$(7,112)	$-

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for theFiscal Year Ended March 31,

	GAAP Information				Adjusted Pro Forma Information
	Fiscal Year Ended March 31,				Fiscal Year Ended March 31,
	2015	% of sales	2014	% of sales	2015	% of sales	2014	% of sales
Net revenues	$120,008		$107,079		$120,008		$107,079
Gross profit (1)	14,608	12.2%	18,107	16.9%	27,340	22.8%	27,271	25.5%
Operating expenses (2)	57,170	47.6%	23,832	22.3%	31,173	26.0%	21,823	20.4%
Income (loss) from operations	(42,562)		(5,725)		(3,833)		5,448
Other expense, net	(70)		(1,854)		(3,672)		(1,854)
Income (loss)from continuing operations before income tax	$(42,632)		$(7,579)		$(7,505)		$3,594

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$-		$9,164
Website development write-offs	12,732		-
Other one-time charge	1,194		-
Total adjustments	$12,732		$9,164

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$3,292		$2,009
Goodwill and intangible impairment	18,764		-
Other one-time charge	1,796		-
Acquisition costs	2,145		-
Total adjustments	$25,997		$2,009

(3) Pro forma adjustments to other expense, net consist of the following:
Acquisition costs	$-		$-
Mark-to-market adjustments	(7,465)		-
Loss on extinguishment of debt	3,863		-
Total adjustments	$(3,602)		$-

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months		Fiscal Year
	March 31,		March 31,
	2015	2014	2015	2014
Net loss from continuing operations, as reported	$(30,405)	$(2,418)	$(42,845)	$(7,869)
Interest expense, net	2,235	629	4,744	1,859
Income tax expense	(130)	237	213	290
Loss on early extinguishment of debt, net	-	-	3,863	-
Depreciation and amortization	3,177	1,848	9,065	5,848
Share-based compensation	303	389	1,819	1,042
Mark-to-market adjustments	(7,112)	-	(7,465)	-
Goodwill and intangible impairment	18,764	-	18,764	-
Website development write-off	12,732	-	12,732	-
Other one-time charges	2,990	-	2,990	-
Infrastructure expansion	-	-	1,093	-
Acquisition costs	53	-	2,145	-
Transaction and transition costs	643	4,012	3,292	11,173
Adjusted EBITDA	$3,250	$4,697	$10,410	$12,343

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com